Exhibit 1.1

Execution Version

GLOBAL NET LEASE, INC.

AMENDMENT NO. 6 TO EQUITY DISTRIBUTION AGREEMENT

February 25, 2022

Capital One Securities, Inc.

299 Park Avenue, 14th Floor

New York, New York 10171

Mizuho Securities USA LLC

1271 Avenue of Americas

New York, New York 10020

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor,

Cleveland, Ohio 44114

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Jefferies LLC

520 Madison Avenue

New York, New York 10022

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladenburg Thalmann & Co. Inc.

640 5th Avenue, 4th Floor

New York, New York 10019

Barclays Capital Inc.

745 7th Avenue, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

This Amendment No. 6 (this “Amendment”) is being entered into by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley Securities, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Jefferies LLC, SMBC Nikko Securities America, Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and Barclays Capital Inc. (together with the Company and the Operating Partnership, the “Parties”) to amend the Equity Distribution Agreement, dated as of February 28, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of May 9, 2019, Amendment No. 2 to Equity Distribution Agreement, effective as of June 21, 2019, Amendment No. 3 to Equity Distribution Agreement, effective as of November 12, 2019, Amendment No. 4 to Equity Distribution Agreement, effective as of March 19, 2021 and Amendment No. 5 to Equity Distribution Agreement, effective as of November 5, 2021 (the “Agreement”), related to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In light of the Company’s termination of Agreement, as to Stifel, Nicolaus & Company, Incorporated on the date hereof, and the Company’s desire to add JMP Securities LLC as an Agent, the Parties hereto wish to amend the Agreement through this Amendment to modify the definition of certain defined terms set forth in the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended and restated in their entirety to read as follows: “Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley Securities, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Jefferies LLC, SMBC Nikko Securities America, Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and Barclays Capital Inc. (each an “Agent” and collectively, the “Agents”).”

b.	Section 10 of the Agreement is hereby amended to delete the following “(j) Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department, Fax No. (443) 224-1273;” and replace it with “(j) JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Syndicate”

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 4. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 6. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name:	James L. Nelson
Title:	Chief Executive Officer and President

[Signature Page to Amendment No. 6 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CAPITAL ONE SECURITIES, INC.

By:	/s/ Gregory Horstman
Name:	Gregory Horstman
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F. X. Roney
Name:	Stephen F. X. Roney
Title:	Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	SMD & Co-Head of Investment Banking

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarksy
Name:	Paul Hodermarksy
Title:	Managing Director, Equity Capital Markets

BMO CAPITAL MARKETS CORP.

By:	/s/ David Raff
Name:	David Raff
Title:	Managing Director

JEFFERIES LLC

By:	/s/ William Cowan
Name:	William Cowan
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael A. Walsh
Name:	Michael A. Walsh
Title:	Managing Director

[Signature Page to Amendment No. 6 to Equity Distribution Agreement]

JMP SECURITIES LLC

By:	/s/ Eric Clark
Name:	Eric Clark
Title:	Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

BARCLAYS CAPITAL INC.

By:	/s/ Ernest Kwarteng
Name:	Ernest Kwarteng
Title:	Managing Director

[Signature Page to Amendment No. 6 to Equity Distribution Agreement]